Exhibit 10.1

                                            WASHINGTON MUTUAL, INC.

                                              SECOND AMENDMENT TO
                                            1994 STOCK OPTION PLAN
                                 AMENDED AND RESTATED AS OF FEBRUARY 15, 2000

Article 6 of the Washington Mutual 1994 Stock Option Plan, Amended and Restated as of February 15, 2000, is hereby amended by adding a new section at the end thereof to read as follows, effective April 17, 2001:

                      6.6 DEFERRAL OF STOCK OPTION GAIN. The Committee may
               authorize, in its discretion, a Participant who exercises a Nonqualified Option to defer the taxable income attributable to such exercise. To the extent the Committee elects to permit such deferrals, the Committee shall identify the Participants to whom such deferral elections shall be made available and establish administrative procedures under this Plan or another Company plan for implementing such deferrals. A Participant who makes a deferral under this Section 6.6 may also be credited with deemed dividends under this Plan on such terms as the Committee shall prescribe. All deferrals and any deemed dividends under this
               Section 6.6 shall be distributed to Participants in the form of Stock.

        IN WITNESS WHEREOF, Washington Mutual, Inc. has caused this Second Amendment to be duly executed on the 17th day of April, 2001.

                                            WASHINGTON MUTUAL, INC.


                                            By:   /s/ Daryl D. David
                                            Its:  Executive Vice President